Exhibit 2.1

AGREEMENT

This agreement (this “Agreement”) is dated as of September 16, 2016, by and among Axar Master Fund Ltd., a Cayman Islands exempted company (the “Purchaser”), AR Capital, LLC, a Delaware limited liability company (“AR Capital” or the “Seller”), and AR Capital Acquisition Corp., a Delaware corporation (the “Company” and together with AR Capital and the Purchaser, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, AR Capital owns an aggregate of 5,947,827 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), acquired by AR Capital in a private placement prior to the Company’s initial public offering (“Founder Shares”) and 6,550,000 warrants to purchase Common Stock acquired in a private placement that occurred simultaneously with the completion of the Company’s initial public offering (the “Private Placement Warrants” and together with the Founder Shares, the “Founder Securities”);

WHEREAS, the Parties desire that (i) certain officers of the Company resign and a certain person designated by the Purchaser be appointed as an officer of the Company, (ii) certain directors of the Company resign and certain persons designated by the Purchaser be appointed as directors, (iii) AR Capital sell, and the Purchaser purchase, the Founder Securities and (iv) the Purchaser make the Loans (as defined herein) to the Company, in each case on the terms and conditions set forth herein (collectively, the “Transaction”);

WHEREAS, the Company’s Board of Directors (the “Board”) has determined that the Transaction provides the Company an increased likelihood to consummate an initial Business Combination and that it is in the best interests of the Company and its stockholders to enter into this Agreement;

WHEREAS, the Parties desire that the Company amend the Company’s amended and restated certificate of incorporation (the “Company Charter”) to (i) extend the date before the Company must consummate an initial Business Combination from October 7, 2016 to December 31, 2017 (the “Extension”) and (ii) change the Company’s name from “AR Capital Acquisition Corp.” to “Axar Acquisition Corp.” (the “Name Change”);

WHEREAS, the Parties desire that the Company amend the Investment Management Trust Agreement dated as of October 1, 2014, by and between the Company and Continental Stock Transfer & Trust Company (the “Trust Agreement”), to (i) permit distributions from the Trust Account to pay the public holders of Common Stock validly exercise their redemption rights, (ii) extend the date on which to commence liquidating the trust account in the event the Company has not consummated an initial Business Combination from October 7, 2016 to December 31, 2017 and (iii) permit the withdrawal of funds from the Trust Account to pay the Cash Dividend (as defined herein) (the “Trust Amendment”);

WHEREAS, the Parties desire that, to the extent that there are in excess of 10,000,000 Public Shares outstanding immediately after the completion of the Extension Redemptions (as defined herein), if any, the Company amend the Company Charter to effect a reverse stock split of the Common Stock using a ratio which would reduce the total number of Public Shares to 10,000,000 (the “Reverse Split”) and to immediately thereafter declare a dividend (the “Cash Dividend”) on the outstanding shares of Common Stock (payable only to holders of Public Shares) in an amount per Public Share (as defined herein) equal to (i) the amount of cash in the Trust Account in excess of $100,000,000 after giving effect to the Extension Redemptions, divided by (ii) 10,000,000;

WHEREAS, the Parties desire that the Company amend the Warrant Agreement dated as of October 1, 2014, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) to provide for the conversion of 12,000,000 of the outstanding warrants included as part of the units sold in the Company’s initial public offering (the “Public Warrants”), representing all of Public Warrants, into the right to receive $0.15 per Public Warrant, payable in cash or Common Stock (valued at $10.00 per share) at the discretion of the Company, automatically upon the consummation of an initial Business Combination (the “Warrant Amendment” and together with the Extension, the Name Change, the Trust Amendment, and the Reverse Split, the “Company Actions”); and

WHEREAS, the Parties desire that, following the completion of the Company Actions, the Company declare a dividend on each share of its Common Stock in the form of one-third of one warrant to purchase Common Stock, where each whole warrant entitles the holder to purchase one share of Common Stock at an exercise price of $12.50 per share (the “Warrant Dividend”).

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Article 1
DEFINITIONS

The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“AR Capital” has the meaning set forth in the above.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in the 1933 Act.

“Axelrod” means Andrew Axelrod.

“Benichou” means Lionel Benichou.

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“Board” has the meaning set forth in the recitals.

“Business Combination” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or legal or bank holiday in the City of New York, State of New York. If any time period set forth in this Agreement expires on other than a Business Day, such period shall be extended to and through the next succeeding Business Day.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Common Stock” has the meaning set forth in the recitals.

“Company Actions” has the meaning set forth in the recitals.

Company Charter” has the meaning set forth in the recitals.

“Company SEC Documents” means all forms, reports, schedules, statements and documents, as the same may have been amended (and, if amended, only the most recent form of such form, report, schedule, statement and document shall be deemed to be one of the “Company SEC Documents”), filed by the Company with the SEC under the 1933 Act, the 1934 Act or any other applicable securities law since its formation.

“Compensation Reimbursement Agreement” means the agreement dated October 1, 2014, between the Company and AR Capital as sponsor of the Company to pay AR Capital, as sponsor, an amount not to exceed $15,000.00 per month as reimbursement for a portion of the compensation paid to its personnel, including certain of the Company’s officers who work on the Company’s behalf, commencing on the date the Company’s securities were first listed on NASDAQ.

“Escrow Agreement” means that certain Escrow Agreement, dated as of October 1, 2014, by and among the Company, AR Capital, the Securities Escrow Agent and the other parties thereto.

“Extension” has the meaning set forth in the recitals.

“Founder Securities” has the meaning set forth in the recitals.

“Founder Shares” has the meaning set forth in the recitals.

“Founders” means Schorsch, Kahane, Radesca and Wiegenfeld.

“Fraud” means with respect to any Person (i) a false representation made by such Person, (ii) such Person’s knowledge or belief that such representation was false or was made with reckless indifference to the truth, (iii) an intent to induce, or reckless indifference to the fact that such representation could induce, a second Person to act or to refrain from acting, (iv) such second Person’s action or inaction taken in justifiable reliance upon such representation and (v) damage to such second Person as a result of such reliance.

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“Governmental Authority” means any government or political subdivisions, regulatory entity or body, commission, board, bureau, agency or instrumentality thereof, and any court, tribunal or judicial body or authority.

“Indemnified Damages” has the meaning set forth in Section 6.1.

“Initial Purchase Price” has the meaning set forth in Section 2.1.

“Insider Letter” means the letter agreement dated October 1, 2014, by and among AR Capital, the Founders and the Company.

“Kahane” means William M. Kahane.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“Loans” has the meaning set forth in Section 2.4.2.

“Name Change” has the meaning set forth in the recitals.

“New Management Director” has the meaning set forth in Section 2.5.2.

“New Management Officers” has the meaning set forth in Section 2.5.3.

“Party” and “Parties” has the meaning set forth in the above.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Private Placement Warrants” has the meaning set forth in the recitals.

“Public Warrants” has the meaning set forth in the recitals.

“Public Shares” means the shares of Common Stock included in the units sold in the Company’s initial public offering.

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchaser” has the meaning set forth in the above.

“Radesca” means Nicholas Radesca.

“Registration Rights Agreement” has the meaning set forth in Section 7.2.

“Schorsch” means Nicholas S. Schorsch.

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“SEC” means the Securities and Exchange Commission.

“Securities Escrow Agent” means Continental Stock Transfer & Trust Company.

“Seller” has the meaning set forth in the above.

“Third Party Claim” has the meaning set forth in Section 6.4.

“Transaction” has the meaning set forth in the recitals.

“Trust Account” means the account into which certain proceeds from the Company’s initial public offering of securities and sale of the Private Placement Warrants were deposited pursuant to the Trust Agreement.

“Trust Agreement” has the meaning set forth in the recitals.

“Trust Amendment” has the meaning set forth in the recitals.

“Trust Loans” has the meaning set forth in Section 2.4.2.

“U.S. GAAP” has the meaning set forth in Section 4.2.10.

“Warrant Amendment” has the meaning set forth in the recitals.

“Wiegenfeld” means Yoav Wiegenfeld.

“Working Capital Loan” has the meaning set forth in Section 2.4.2.

Any reference in this Agreement to (i) a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder, and (ii) the word “including” shall mean “including, without limitation.”

Article 2
TRANSACTIONS

2.1         Sale of Founder Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, convey and deliver to the Purchaser, and the Purchaser shall acquire and accept from the Seller, all of the Seller’s right, title and interest in, to and under the Founder Securities, free and clear of all Liens other than Liens on transfer imposed under applicable securities Laws. In consideration for the sale of the Founder Securities, the Purchaser shall pay to AR Capital (i) at the Closing, an amount of cash equal to $10.00 (the “Initial Purchase Price”) by wire transfer to an account of AR Capital designated by AR Capital in writing prior to the Closing and (ii) upon the closing of a Business Combination, an additional amount of cash equal to 2.5% of the amount of cash held in the Trust Account immediately following the completion of any and all redemptions of Common Stock in connection with the approval by the Company’s stockholders of the Extension (the “Extension Redemptions”) and the Cash Dividend, provided that such additional amount of cash shall not be less than $1,000,000 nor more than $3,000,000 (such amount, together with the Initial Purchase Price, the “Purchase Price”) by wire transfer to an account of AR Capital designated by AR Capital in writing prior to the closing of the Business Combination.

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2.2         Closing. The closing of the sale of the Founder Securities (the “Closing”) shall take place on the first (1st) Business Day following the satisfaction of the conditions to Closing in Article 3 (the “Closing Date”) via electronic delivery of the certificates, instruments and documents set forth in Article 3.

2.3         Forfeiture. Upon completion of a Business Combination, the Purchaser shall automatically forfeit to the Company for zero consideration:

2.3.1      a number of Founder Shares equal to the excess (if positive) of (a) 6,000,000 over (b) 25% of the sum of (i) the total number of Public Shares outstanding immediately following the completion of the Company Actions and Extension Redemptions plus (ii) the excess of (x) the total number of shares of Common Stock issued or deemed issued, or issuable upon the conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Common Stock or equity-linked securities exercisable for or convertible into shares of Common Stock issued, or to be issued, to any seller in the initial Business Combination or to the Purchaser and its Affiliates, over (y) the total number of Public Shares redeemed in connection with the Business Combination (for the avoidance of doubt, no Founder Shares shall be forfeited under this Section 2.3.1 if sum of the foregoing clauses (a) and (b) is equal to or less than zero); and

2.3.2      a number of Private Placement Warrants equal to 6,550,000 multiplied by a fraction, the numerator of which is the number of Founder Shares required to be forfeited pursuant to Section 2.3.1 and the denominator of which is 5,947,827.

2.4         Additional Agreements.

2.4.1      Equity Commitment. In connection with an initial Business Combination, Purchaser shall commit to purchase at least $100,000,000.00 of Common Stock at a price of $10.00 per share.

2.4.2      Loans.

(i)          On January 1, 2017 and the first (1st) day of each fiscal quarter commencing thereafter through the fiscal quarter in which the Company consummates an initial Business Combination or liquidates the Trust Account, the Purchaser shall loan to the Company an amount equal to the lesser of (X) $250,000.00 and (Y) $0.05 multiplied by the number of outstanding Public Shares following the completion of the Company Actions and Extension Redemptions (collectively, the “Trust Loans”), the proceeds of which shall be deposited by the Company into the Trust Account.

(ii)         Following the Closing, as required (in the discretion of the Company) to satisfy the Company’s working capital and other expenses, the Purchaser shall make loans to the Company, in the aggregate amount not to exceed $2,000,000 without the approval of the Purchaser (the “Working Capital Loan” and together with the Trust Loans, the “Loans”).

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(iii)        The Loans will not bear interest and will be repayable to the Purchaser upon consummation of an initial Business Combination.

2.4.3      Waivers. The Purchaser hereby waives (i) with respect to the Founder Shares to be held by it following the Closing, any right to receive the Cash Dividends or Warrant Dividends, and (ii) with respect to the Founder Warrants to be held by it following the Closing, any rights or adjustments under the Warrant Agreement in respect of the Cash Dividends or Warrant Dividends.

2.5         Private Placement Warrants. Upon the Closing, the Purchaser and the Company shall enter into an amendment to the Warrant Agreement governing the Private Placement Warrants to increase the exercise price of each Private Placement Warrant to $12.50 (subject to future adjustment as provided therein) (the “Sponsor Warrant Amendment”).

2.6         Management. The following resignations and appointments of the Company’s officers and directors shall take effect on the Closing Date, unless otherwise specified herein:

2.6.1      Resignations of Officers. Kahane and Radesca shall each resign as an officer of the Company;

2.6.2      Appointment of Officers. The Board shall appoint Axelrod as Chief Executive Officer and Executive Chairman of the Company and Benichou as Chief Financial Officer of the Company (collectively, the “New Management Officers”);

2.6.3      Appointment of Directors. The Board shall appoint Axelrod as a member of the Board (the “New Management Director”); and

2.6.4      Resignation of Schorsch and Kahane as Directors. Schorsch and Kahane shall each resign as a director of the Company.

Article 3
CONDITIONS TO CLOSING

3.1         Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Purchaser) on or prior to Closing of each of the following conditions precedent:

3.1.1      Representations and Warranties. The representations and warranties of the Seller and the Company contained in Article 4 shall be true and correct in all material respects (except for the representations and warranties contained in Sections 4.1.1, 4.1.4, 4.2.1 and 4.2.5, which shall be true and correct in all respects) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

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3.1.2      Approval of Company Actions. The Company Actions shall each have been approved by the requisite vote of the Company’s stockholders or warrantholders, as applicable;

3.1.3      Dividends. The Board shall have approved the Warrant Divided and, if applicable, the Cash Dividend;

3.1.4      Trust Account. There shall be at least $25,000,000 in the Trust Account upon completion of the Company Actions and Extension Redemptions;

3.1.5      Founder Securities. The Seller shall have executed and delivered to the Purchaser stock powers and/or other instruments of transfer duly conveying the Founder Securities to the Purchaser;

3.1.6      Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate, in the form attached hereto as Exhibit A, signed by Radesca as Secretary of the Company, attaching resolutions of the Board approving (i) the appointment of the New Management Officers and (ii) the appointment of the New Management Director;

3.1.7      Resignations of Directors and Officers. The Company shall have delivered to the Purchaser the resignations of each of Schorsch and Kahane as officers and directors of the Company and of Radesca as an officer of the Company;

3.1.8      Insider Letter Agreement. The Company shall have delivered to the Purchaser an Insider Letter Agreement, in the form attached hereto as Exhibit B, executed by the Purchaser and the Company;

3.1.9      Insider Letter Amendment. The Company shall have delivered to the Purchaser an amendment to the Insider Letter, in the form attached hereto as Exhibit C, duly executed by AR Capital, the Founders and the Company;

3.1.10     Escrow Agreement. The Seller and the Escrow Agent shall have delivered to the Purchaser an amendment to the Securities Escrow Agreement, in the form attached hereto as Exhibit D, duly executed by Seller, the Company and the Escrow Agent;

3.1.11      Compensation Reimbursement Agreement Termination. The Seller shall have delivered to the Purchaser a termination of the Compensation Reimbursement Agreement, effective as of the Closing Date, in the form attached hereto as Exhibit E, executed by the Seller and the Company; and

3.1.12     Registration Rights Notice. The Seller shall have delivered to the Purchaser and the Company a notice to the Company from the Seller, in the form attached hereto as Exhibit F, with respect to the assignment of the Seller’s registration rights with respect to the Founder Securities.

3.2         Conditions to the Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Seller) on or prior to Closing of each of the following conditions precedent:

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3.2.1      Representations and Warranties. The representations and warranties of the Purchaser contained in Article 5 shall be true and correct in all material respects (except for the representation and warranty contained in Section 5.1, which shall be true and correct in all respects) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date);

3.2.2      Approval of Company Actions. The Company Actions shall each have been approved by the requisite vote of the Company’s stockholders or warrantholders, as applicable;

3.2.3      Dividends. The Board shall have approved the Warrant Divided and, if applicable, the Cash Dividend;

3.2.4      Initial Purchase Price. The Purchaser shall have paid the Initial Purchase Price to the Seller;

3.2.5      Insider Letter Agreement. The Purchaser shall have delivered to the Seller an Insider Letter Agreement, in the form attached hereto as Exhibit B, executed by the Purchaser and the Company;

3.2.6      Escrow Agreement. The Seller and the Escrow Agent shall have duly executed and delivered an amendment to the Securities Escrow Agreement, in the form attached hereto as Exhibit D, duly executed by Seller, the Company and the Escrow Agent;

3.2.7      Warrant Amendment. The Purchaser, the Company and the warrant agent shall have duly executed and delivered the Sponsor Warrant Amendment; and

3.2.8      Vendor Payoff Acknowledgments. The Company shall have delivered evidence reasonably satisfactory to the Purchaser that, as of the Closing Date, the Company does not owe to any party listed on Schedule I hereto any amounts (other than amounts relating to the costs specified in clauses (i) and (ii) of Section 4.2.11).

Article 4
REPRESENTATIONS AND WARRANTIES
OF THE SELLER AND THE COMPANY

4.1         Representations and Warranties of the Seller. The Seller makes the representations and warranties contained in this Section 4.1 as of the date hereof to the Purchaser, intending that the Purchaser rely on each of such representations and warranties in order to induce the Purchaser to enter into and consummate the transactions contemplated by this Agreement.

4.1.1      Authorization of the Seller. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby are within the Seller’s powers and have been duly authorized by all necessary action on the part of the Seller. Assuming the due authorization, execution and delivery of this Agreement by each Party, this Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of rights of creditors generally and by general equitable principles.

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4.1.2       Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller require no action by or in respect of, or filing or notice with, any Governmental Authority, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

4.1.3      Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Transaction, the Company Actions, the Cash Dividend and the Warrant Dividend) by the Seller does not (i) contravene, conflict with, or result in a violation or breach of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to a Seller or the Founder Securities, (ii) contravene, conflict with, or result in a violation or breach of any provision of any agreement to which a Seller is a party, (iii) require any consent or other action by any Person under any material agreement or other instrument binding upon a Seller or any material license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of a Seller or the Founder Securities, or (iv) result in the creation or imposition of any Lien on the Founder Securities.

4.1.4      Title to Founder Securities. Subject to the terms and provisions of the Escrow Agreement, the Seller has good and valid legal title to, and beneficial ownership of, the Founder Securities. Upon the sale of the Founder Securities, the Purchaser will receive good and valid legal title to, and full beneficial ownership of, the Founder Securities, free and clear of all Liens other than (i) Liens created by the Purchaser; (ii) restrictions on transfer pursuant to securities laws or the Escrow Agreement; and (iii) Liens created by the Company Charter. Other than the Founder Securities, the Seller has no other ownership interests in the Company including any securities convertible or exchangeable into any ownership interests of the Company.

4.1.5       Litigation. There is no litigation or other administrative or judicial proceedings pending or, to the Seller’s knowledge, threatened that would prevent a Seller from selling the Founder Securities to the Purchaser.

4.1.6       Employment Agreements. Neither the Seller, nor any Affiliate of the Seller, is a party to any employment agreement, arrangement or understanding with the Company.

4.1.7       Finders’ and Advisory Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of a Seller who would be entitled to any fee or commission from a Seller in connection with the transactions contemplated in this Agreement for which the Purchaser or the Company would be liable.

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4.2         Representations and Warranties of the Seller and the Company. The Seller and the Company jointly make the representations and warranties contained in this Section 4.2 as of the date hereof to the Purchaser, intending that the Purchaser rely on each of such representations and warranties in order to induce the Purchaser to enter into and consummate the transactions contemplated by this Agreement.

4.2.1       Company Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary action on the part of the Company, including any necessary action by securityholders of the Company. Assuming the due authorization, execution and delivery of this Agreement by each Party, this Agreement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of rights of creditors generally and by general equitable principles.

4.2.2      Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

4.2.3      Governmental Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any Governmental Authority, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign, all of which actions or filings will be timely made.

4.2.4      Non-contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (including, without limitation, the Transaction, the Company Actions, the Cash Dividend and the Warrant Dividend) do not (i) contravene, conflict with, or result in a violation or breach of any provision of the Company Charter or bylaws of the Company or any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or the Founder Securities, (ii) contravene, conflict with, or result in a violation or breach of any provision of any written agreement to which the Company or a Seller is a party, (iii) require any consent or other action by any Person under any material agreement or other instrument binding upon the Company or any material license, franchise, permit, certificate, approval or other similar authorization affecting the assets or business of the Company, or (iv) result in the creation or imposition of any Lien on the Founder Securities other than (a) Liens created by Purchaser; (b) restrictions on transfer pursuant to securities laws or the Escrow Agreement; and (c) Liens created by the Company Charter.

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4.2.5      Capitalization. The authorized capital of the Company consists of 401,000,000 shares, consisting of 400,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 30,000,000 shares of Common Stock and nil shares of preferred stock are issued and outstanding. All of the issued and outstanding shares of the Company, including the Founder Securities, have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. All of the Private Placement Warrants and Public Warrants, consisting of 6,550,000 and 12,000,000 outstanding warrants, respectively, have been duly authorized and the shares of Common Stock underlying the Private Placement Warrants and Public Warrants will, when issued and paid for in accordance with the terms of such warrants, be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with applicable federal and state securities laws. Except as contemplated by this Agreement or as disclosed in the Company SEC Documents, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment or offer of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. No Person is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company and, except as set forth in this Agreement or in the Company SEC Documents, no Person is entitled to or any rights with respect to the registration of any securities of the Company under the 1933 Act.

4.2.6      SEC Filings. The Company has filed or furnished (as applicable) all Company SEC Documents with the SEC that have been required to be so filed or furnished (as applicable) by it under applicable law at or prior to the time so required. As of its filing date, each Company SEC Document complied, as to form and content in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, and all other applicable securities laws as the case may be, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.2.7      Listing. Common Stock is listed on the NASDAQ Stock Market. There is no action or proceeding pending, or to the Company’s Knowledge, threatened against the Company by the NASDAQ Stock Market with respect to any intention by such entity to prohibit or terminate the listing of the Company on the NASDAQ Stock Market.

4.2.8      Contracts. Schedule I hereto contains a complete list of all contracts of the Company (“Company Contracts”) other than (i) non-disclosure agreements, (ii) contracts that have been filed with the SEC via EDGAR and that are publicly available, (iii) engagement letters with independent registered public accounting firms and (iv) contracts relating to the purchase of goods or services for not more than $10,000. True and correct copies of the Company Contracts have been made available to Purchaser, together with all amendments, exhibits, attachments, waivers or other changes thereto.

4.2.9      No Material Change. Since June 30, 2016 there has not been any material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company from the position of the Company disclosed in the Company SEC Documents.

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4.2.10    Financial Statements. The financial statements of the Company included in the Company SEC Documents fairly presented, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), consistently applied, the financial position and condition, the results of operations, changes in stockholders’ equity and cash flows and the other information purported to be shown therein of the Company as at the dates thereof and for the periods then ended and reflect all assets, liabilities and obligations (absolute, accrued, contingent or otherwise) of the Company as at the dates thereof required to be disclosed by U.S. GAAP, and include all adjustments necessary for a fair presentation; provided, however, that the unaudited Company financial statements do not include all footnotes or normal year-end closing adjustments in accordance with GAAP.

4.2.11    Liabilities. As of the Closing Date, except for (i) up to $250,000 of costs relating to the preparation and filing of the Company’s proxy statement and the solicitation of proxies in connection with the Company Actions and (ii) legal and accounting fees relating to the preparation, review and filing of the Company’s Form 10-Q for the quarter ending September 30, 2016, the Company will not have any liabilities for borrowed money or for goods or services purchased or committed for or other amounts payable that, if paid by the Company, would reduce the cash held outside the Trust Account below $0.00.

4.2.12     Finders’ and Advisory Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who would be entitled to any fee or commission from the Company in connection with the transactions contemplated in this Agreement for which the Purchaser or the Company would be liable.

4.2.13    Compensation Reimbursement. Other than amounts payable by the Company to AR Capital pursuant to the Compensation Reimbursement Agreement (it being understood and agreed that all such amounts shall be forgiven and fully discharged upon execution of the termination of the Compensation Reimbursement Agreement contemplated by Section 3.1.11 herein), no other amounts are, or to the Company’s knowledge will, after the date hereof, be payable by the Company to any Person as compensation reimbursement or otherwise in any manner related to any services provided by any such Person to the Company.

4.2.14    No Proceedings. There are no actions, suits, proceedings or inquiries pending, or to the Company’s knowledge, threatened against or affecting the Company at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any manner adversely affects, or may in any manner adversely affect, the business, operations, capital, assets, liabilities and obligations (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Company or which may affect the sale of the Founder Securities.

4.2.15    Trust Account. As of the close of business on the Business Day preceding (x) the date of this Agreement and (y) the Closing Date, the balance in the Trust Account was at least $240,000,000.

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Article 5
REPRESENTATIONS AND WARRANTIES
OF THE PURCHASER

The Purchaser makes the representations and warranties contained in this Article 5 as of the date hereof to the Company and the Seller intending that the Company and the Seller rely on each of such representations and warranties in order to induce the Company and the Seller to enter into and consummate the transactions contemplated by this Agreement.

5.1         Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby are within the Purchaser’s power and have been duly authorized by all necessary action. Assuming the due authorization, execution and delivery of this Agreement by each Party, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of rights of creditors generally and by general equitable principles.

5.2         Governmental Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state, federal or foreign.

5.3         Investment Representations.

5.3.1      Acknowledgment. The Purchaser understands and agrees that the Founder Securities have not been registered under the 1933 Act or the securities laws of any state of the U.S. and that the sale of the Founder Securities will be effected in reliance upon one or more exemptions from registration afforded under the 1933 Act.

5.3.2      Status. The Purchaser represents and warrants to the Seller that the Purchaser is an “accredited investor” as defined in Rule 501 promulgated under the 1933 Act. The Purchaser understands that the Founder Securities will be sold to the Purchaser in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement, in order that the Seller may determine the applicability and availability of the exemptions from registration on which the Seller is relying.

5.3.3      Transfers. The Purchaser will not transfer any or all of the Founder Securities absent an effective registration statement under the 1933 Act and applicable state securities law covering the disposition of such Founder Securities, without first providing the Company, upon the request of the Company, with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the 1933 Act and the registration or qualification requirements of any applicable U.S. state securities laws.

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5.4         Purchaser Review. The Purchaser has reviewed the Company SEC Documents, including the exhibits thereto. The Purchaser is not relying on any other information concerning the Company or the Founder Securities in connection with acceptance of the Founder Securities, other than as set forth herein.

5.5         Purchaser for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to Seller and the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Founder Securities to be acquired by the Purchaser will be acquired for investment for Purchaser’s own accounts, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Founder Securities. Purchaser has not been formed for the specific purpose of acquiring the Founder Securities.

5.6         Finders’ and Advisory Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Purchaser who would be entitled to any fee or commission from the Company in connection with the transactions contemplated in this Agreement for which Seller would be liable.

Article 6
INDEMNIFICATION

6.1         Indemnification by Seller of the Purchaser. From and after the date of this Agreement, Seller shall indemnify, defend and hold harmless the Purchaser, the Company and their respective officers, directors, shareholders, employees, agents and Affiliates and their successors and assigns against any loss, claim, damage, cost, obligation, liability, penalty and expense, including all legal and other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, cost, obligation, liability, penalty or expense or action in respect of such matters (collectively referred to as “Indemnified Damages”) arising out of or resulting from (i) any breach or default of any representation or warranty by, or covenant or agreement of, the Seller contained in this Agreement or in any agreement or instrument delivered pursuant hereto or (ii) any claim by a third party arising out of or resulting from the Fraud, gross negligence or willful misconduct of the Seller in connection with the operation of the Company prior to the Closing Date, provided that such claim is made prior to the first anniversary of the Closing Date.

6.2         Indemnification by the Company of the Purchaser. From and after the date of this Agreement, the Company shall indemnify, defend and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and Affiliates and its successors and assigns against any Indemnified Damages arising out of or resulting from any breach or default of any representation or warranty by, or covenant or agreement of, the Company contained in this Agreement or in any agreement or instrument delivered pursuant hereto

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6.3         Indemnification by the Purchaser of the Seller. From and after the date of this Agreement, the Purchaser shall indemnify, defend and hold harmless the Seller and its officers, directors, shareholders, employees, agents and Affiliates and its successors and assigns against any Indemnified Damages arising out of or resulting from (i) any breach or default of any representation or warranty by, or covenant or agreement of, the Purchaser contained in this Agreement or in any agreement or instrument delivered pursuant hereto or (ii) any claim by a third party arising out of or resulting from the Fraud, gross negligence or willful misconduct of the Purchaser in connection with the operation of the Company after the Closing Date until the first anniversary of the Closing Date.

6.4         Indemnification by the Company of the Seller. From and after the date of this Agreement, the Company shall indemnify, defend and hold harmless the Seller and its officers, directors, shareholders, employees, agents and Affiliates and its successors and assigns against any Indemnified Damages arising out of or resulting from any claim by a third party (a “Third Party Claim”) arising out of or resulting from the operation of the Company after the Closing Date.

6.5         Notice of Indemnification. Upon receipt by an indemnified party of notice of the commencement against it of any action involving a Third Party Claim, such indemnified party, if a claim in respect of such action is to be made by it against any indemnifying party under this Article 6, shall promptly notify in writing the indemnifying party of such commencement; provided, however, that the failure to promptly notify the indemnifying party shall not relieve the indemnifying party from its obligations under Article 6 except to the extent that it is materially prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of such commencement, the indemnifying party will be entitled to participate in the defense and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of the action, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Article 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense other than reasonable costs of investigation. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the written consent of such indemnifying party. The indemnifying party will not settle or compromise any claim or action without the written consent of the indemnified party (which consent shall not be unreasonably withheld).

6.6         Company Charter Protections; Directors’ and Officers’ Liability Insurance.

6.6.1      All rights to exculpation or indemnification for acts or omissions occurring through the date hereof now existing in favor of any of the officers and directors of the Company prior to the consummation of the transactions contemplated hereby as provided in the Company Charter or bylaws of the Company shall survive the execution of this Agreement and the Closing and shall continue in full force and effect in accordance with their terms and shall not be amended by the Company to eliminate or reduce such rights except to the extent required by law.

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6.6.2      Until the earlier of (i) the date on which the Company consummates a Business Combination and (ii) the date on which the Company dissolves and liquidates prior to the consummation of a Business Combination, the Company shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Company’s current directors and officers), with respect to claims arising from facts and events that occurred through the Closing.

6.6.3      If the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations set forth in this Section 6.6.

6.7         Limitations on Indemnification.

6.7.1      No indemnified party shall be entitled to recover from an indemnifying party for, and the indemnified parties waive any right to recover, punitive, special, indirect or exemplary damages arising in connection with or with respect to any claim under this Agreement, except as may be awarded in connection to a Third Party Claim.

6.7.2      No indemnified party who has been determined by a court of competent jurisdiction in a final judgment from which no appeal can be made to have engaged in any Fraud, willful misconduct or gross negligence shall be entitled, to the extent that the Indemnified Damages were caused by such activity, to claim indemnification from any Person.

6.7.3      In the event any indemnification claim is brought against the Seller, the Purchaser expressly agrees that its recourse against the Seller is expressly limited to the full amount of the Purchase Price that would be payable upon the closing of an initial Business Combination, except in the case of Fraud, willful misconduct or gross negligence by the Seller.

6.7.4      In the event any indemnification claim is brought against the Purchaser, the Seller expressly agrees that its recourse against the Purchaser is expressly limited to the full amount of the Purchase Price that would be payable upon the closing of an initial Business Combination, except in the case of Fraud, willful misconduct or gross negligence by the Purchaser.

6.7.5     Each Party hereby acknowledges and agrees that, from and after the Closing, the sole and exclusive remedy of such Party, with respect to any and all claims for Indemnified Damages arising out of or relating to this Agreement shall be pursuant and subject to the requirements of the indemnification provisions set forth in this Article 6. Notwithstanding any of the foregoing, nothing contained in this Article 6 or elsewhere in this Agreement shall in any way impair, modify or otherwise any Party’s right to bring any claim or proceeding against any other Party based upon such other Party’s Fraud, willful misconduct or gross negligence.

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Article 7
COVENANTS

7.1         Releases.

7.1.1      The Seller hereby releases the Company and each of its officers, directors and shareholders from any claims the Seller may have now or in the future, whether contractual, statutory or otherwise, against any of the Company, its officers, directors or shareholders relating to the Company or its securities, including (i) the formation of the Company, (ii) the operation of the Company (including agreements between the Seller and the Company) up to the Closing and (iii) the dismissal of the Seller or any of its officers, directors or employees as an officer, director or employee of the Company, as applicable. Notwithstanding the foregoing, nothing herein shall be construed as a waiver or release of (x) any claim for indemnification that the Seller may have against the Company regardless of whether such claim arises after the Closing or (y) any rights under this Agreement or any of the agreements executed and delivered pursuant hereto.

7.1.2      The Company hereby releases the Seller and their respective officers, directors and shareholders from any claims the Company may have now or in the future, whether contractual, statutory or otherwise, against any of the Seller and their respective officers, directors and shareholders relating to the Company or its securities, including (i) the formation of the Company and (ii) the operation of the Company (including agreements between the Seller and the Company) up to the Closing. Notwithstanding the foregoing, nothing herein shall be construed as a waiver or release of any rights under this Agreement or any of the agreements executed and delivered pursuant hereto.

7.1.3      Nothing contained herein shall preclude the Company or the Seller from being named as a defendant or co-defendant in any Third Party Claim with respect to their actions prior to the date hereof.

7.1.4      No Party shall be released in the event of Fraud, willful misconduct or gross negligence of that Party.

7.2         Assignment of Registration Rights. The Seller hereby assigns to the Purchaser the Seller’s rights and obligations under that certain Registration Rights Agreement dated as of October 1, 2014, by and among the Company and each of the parties executing a signature page thereto (the “Registration Rights Agreement”) with respect to the Founder Securities.

7.3         Delivery of Records. Promptly after the request of the Purchaser, AR Capital shall deliver all of the Company’s organization documents, minute and stock record books and the corporate seal, books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and computer software and programs to a location designated by the Purchaser. AR Capital shall not retain copies of the foregoing, except for archiving and legal recordkeeping purposes.

7.4         Further Assurances. Each Party agrees that it will execute and deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other documents and instruments as are reasonably required for the performance of such Party’s obligations hereunder and will take all commercially reasonable actions as may be necessary to consummate the transactions contemplated hereby and to effectuate the provisions and purposes hereof. In addition, without limiting the foregoing, the Seller agrees to cooperate with the Company and the Purchaser with respect to all filings that the Company or the Purchaser elects to make or is required by law to make in connection with the transactions contemplated hereby.

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Article 8
MISCELLANEOUS

8.1         Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be delivered or sent, with the copies indicated, by personal delivery, facsimile (with confirmation of receipt by intended recipient and additional copy sent by overnight delivery service) or overnight delivery service (by a reputable international carrier) to the Parties as follows (or at such other address as a Party may specify by notice given pursuant to this Section):

To the Seller:	AR Capital, LLC
405 Park Avenue, 14th Floor
New York, New York 10022
Attention: Legal Department
Facsimile: (646) 861-7804

To the Company:	AR Capital Acquisition Corp.
405 Park Avenue, 14th Floor
New York, New York 10022
Attention: Legal Department
Facsimile: (646) 861-7743

In either case, with a copy to:	Winston & Strawn LLP
200 Park Ave.
New York, New York 10166
Attention: Joel Rubinstein, Esq.
Facsimile: (212) 294-4700

To the Purchaser:	Axar Master Fund Ltd.
c/o Axar Capital Management LP
1330 Avenue of the Americas, Sixth Floor
New York, NY 10019
Attention: Andrew Axelrod
Facsimile: (212) 956-3127

With a copy to:	Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 Attention: Daniel F. Spies, Esq. and Michael P. Heinz, Esq. Facsimile: (312) 853-7036

All notices shall be deemed given and received upon their delivery to the addresses for the respective Party(ies), with the copies indicated, as provided in this Section.

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8.2         Entire Agreement. This Agreement contains the sole and entire binding agreement among the Parties with respect to the subject matter hereof and supersedes any and all other prior written or oral agreements among them.

8.3         Amendment. No amendment or modification of this Agreement shall be valid unless in writing and duly executed by the Parties affected by the amendment or modification.

8.4         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, heirs, successors and permitted assigns.

8.5         Waiver. Waiver by any Party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

8.6         Captions. The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

8.7         Construction. In the construction of this Agreement, whether or not so expressed, words used in the singular or in the plural, respectively, include both the plural and the singular and the masculine, feminine and neuter genders include all other genders. Since all Parties have engaged in the drafting of this Agreement, no presumption of construction against any Party shall apply.

8.8         Section References. All references contained in this Agreement to Sections shall be deemed to be references to Sections of this Agreement, except to the extent that any such reference specifically refers to another document. All references to Sections shall be deemed also to refer to all subsections of such Sections, if any.

8.9         Severability. In the event that any portion of this Agreement is illegal or unenforceable, it shall affect no other provisions of this Agreement, and the remainder of this Agreement shall be valid and enforceable in accordance with its terms.

8.10       Assignment. Neither this Agreement nor any rights under this Agreement may be assigned by any Party without the written consent of all other Parties; provided, however, the Purchaser may assign this Agreement to an Affiliate or Affiliates of the Purchaser.

8.11       Governing Law. This Agreement and the interpretation of its terms shall be governed by the laws of the State of Delaware, without application of conflicts of law principles.

8.12       Attorneys’ Fees. The Company, the Seller and the Purchaser shall pay their respective attorneys’ fees and expenses for the negotiation and preparation of this Agreement and the other agreements contemplated by this Agreement, except that, if the Closing does not occur by October 7, 2016, the Purchaser agrees to reimburse the Company for $50,000 of legal expenses incurred in connection with the negotiation and preparation of this Agreement.

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8.13       Public Disclosure. No Party shall make any public disclosure or publicity release pertaining to the existence of the subject matter contained in this Agreement without notifying and consulting with the other Parties; provided, however, that notwithstanding the foregoing, each Party shall be permitted to make required filings with the SEC. Prior to the Closing, the Company shall not make any SEC filings in which the Purchaser is identified without Purchaser’s prior consent, which shall not be unreasonably withheld.

8.14       Currency. All monetary amounts in this Agreement are stated in United States dollars ($) and shall be paid in that currency. No changes shall be made in any of such amounts based upon changes in the value of the United States dollar against any other currency.

8.15       Execution in Counterparts; Facsimile Signatures. This Agreement and any amendment, waiver or consent hereto may be executed by the Parties in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. All such counterparts may be delivered among the Parties by facsimile or other electronic transmission, which shall not affect the validity thereof.

8.16       Trust Account Waiver. The Purchaser hereby waives any right, title, interest or claim of any kind in or to any monies in the Trust Account it may have now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever, except for the right to receive amounts from the Trust Account in respect of any Public Shares owned by the Purchaser in accordance with the Company Charter.

[Remainder of page intentionally left blank; signature page to follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

SELLER:

AR CAPITAL, LLC

By:	/s/ Edward Michael Weil, Jr.
Name: Edward Michael Weil, Jr.
Title: CEO

[Signature Page to Transfer Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

COMPANY:

AR CAPITAL ACQUISITION CORP.

By:	/s/ William Kahane
Name: William Kahane
Title: CEO

[Signature Page to Transfer Agreement]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

PURCHASER:

AXAR MASTER FUND LTD.
By: Axar Capital Management LP, its investment manager
By: Axar GP LLC, its general partner

By:	/s/ Andrew Axelrod
Name: Andrew Axelrod
Title: Sole Member
Date:

[Signature Page to Transfer Agreement]

SCHEDULE I

Contracts

Exhibit A

Secretary’s Certificate

Exhibit B

Form of Insider Letter Agreement

October [  ], 2016

[       ]

[Address]

Re: Agreement of New Sponsor

Ladies and Gentlemen:

In connection with the consummation of the transactions contemplated by that certain Agreement, dated September 16, 2016, by and among the undersigned, AR Capital Acquisition Corp. (the “Company”) and AR Capital, LLC (“ARC LLC”), the undersigned hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 8 hereof):

1. If the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the undersigned will vote all Founder Shares and any shares acquired by it in the secondary public market in favor of such proposed Business Combination.

2. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination by December 31, 2017 or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Outside Date”), the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination by the Outside Date, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares.

The undersigned agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The undersigned hereby further waives, with respect to any shares of the Common Stock held by it, him or her, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of Common Stock (other than the Founder Shares) it holds if the Company fails to consummate a Business Combination by the Outside Date).

3. In the event of the liquidation of the Trust Account, the undersigned (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account, provided, further, that such indemnification of the Company by the Indemnitor shall apply only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the underwriters of the Public Offering (the “Underwriters”) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

4. The undersigned hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company that is formed in the United States until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination by the Outside Date.

5. (a) The undersigned acknowledges that the Founder Shares are held in an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, the undersigned agrees not to transfer, assign, sell or release the shares from escrow until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, (i) the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock-up”).

(b) The undersigned agrees that it shall not effectuate any Transfer of Private Placement Warrants, or Common Stock underlying such warrants, until 30 days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock underlying the Private Placement Warrants are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the undersigned or its affiliates, or any affiliates of the undersigned, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the state of Delaware or the undersigned’s limited liability company agreement upon dissolution of the undersigned; (g) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (h) in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

6. Neither the undersigned nor any affiliate of the undersigned, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the undersigned or an affiliate of the undersigned or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

7. The undersigned has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer) to enter into this Letter Agreement.

8. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the shares of the Common Stock of the Company issued prior to the consummation of the Public Offering; (iii) “Private Placement Warrants ” shall mean the Warrants to purchase 6,550,000 shares of Common Stock that were acquired by ARC LLC for an aggregate purchase price of $6.55 million, or $1.00 per Warrant, in a private placement that occurred simultaneously with the consummation of the Public Offering; (iv) “Public Offering” means the initial public offering of the Company that closed on October 7, 2014; (v) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

9. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of its successors, heirs and assigns.

11. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

13. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company.

[Signature page follows]

Sincerely,

AXAR MASTER FUND LTD.

By:
Name:
Title:

Acknowledged and Agreed:

AR CAPITAL ACQUISITION CORP.

By:
Name:
Title:

Exhibit C

Form of Insider Letter Amendment

October [  ], 2016

[       ]

[Address]

Re: Agreement of New Sponsor

Ladies and Gentlemen:

In connection with the consummation of the transactions contemplated by that certain Agreement, dated September 16, 2016, by and among the undersigned, AR Capital Acquisition Corp. (the “Company”) and AR Capital, LLC (“ARC LLC”), the undersigned hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 8 hereof):

1. If the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the undersigned will vote all Founder Shares and any shares acquired by it in the secondary public market in favor of such proposed Business Combination.

2. The undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination by December 31, 2017 or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Outside Date”), the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination by the Outside Date, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares.

The undersigned agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The undersigned hereby further waives, with respect to any shares of the Common Stock held by it, him or her, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the undersigned shall be entitled to redemption and liquidation rights with respect to any shares of Common Stock (other than the Founder Shares) it holds if the Company fails to consummate a Business Combination by the Outside Date).

3. In the event of the liquidation of the Trust Account, the undersigned (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account, provided, further, that such indemnification of the Company by the Indemnitor shall apply only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the underwriters of the Public Offering (the “Underwriters”) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

4. The undersigned hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company that is formed in the United States until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination by the Outside Date.

5. (a) The undersigned acknowledges that the Founder Shares are held in an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, the undersigned agrees not to transfer, assign, sell or release the shares from escrow until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, (i) the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock-up”).

(b) The undersigned agrees that it shall not effectuate any Transfer of Private Placement Warrants, or Common Stock underlying such warrants, until 30 days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock underlying the Private Placement Warrants are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the undersigned or its affiliates, or any affiliates of the undersigned, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the state of Delaware or the undersigned’s limited liability company agreement upon dissolution of the undersigned; (g) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (h) in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

6. Neither the undersigned nor any affiliate of the undersigned, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the undersigned or an affiliate of the undersigned or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

7. The undersigned has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer) to enter into this Letter Agreement.

8. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the shares of the Common Stock of the Company issued prior to the consummation of the Public Offering; (iii) “Private Placement Warrants ” shall mean the Warrants to purchase 6,550,000 shares of Common Stock that were acquired by ARC LLC for an aggregate purchase price of $6.55 million, or $1.00 per Warrant, in a private placement that occurred simultaneously with the consummation of the Public Offering; (iv) “Public Offering” means the initial public offering of the Company that closed on October 7, 2014; (v) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

9. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of its successors, heirs and assigns.

11. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

13. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company.

[Signature page follows]

Sincerely,

AXAR MASTER FUND LTD.

By:
Name:
Title:

Acknowledged and Agreed:

AR CAPITAL ACQUISITION CORP.

By:
Name:
Title:

Exhibit D

Form of Securities Escrow Agreement Amendment

Exhibit E

Form of Compensation Reimbursement Agreement Termination